UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

STRATIVATION, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

10900 Wilshire Boulevard, Suite 500,

Los Angeles, California 90024

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 208-1182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

As reported in the Registrant’s current report on Form 8-K filed on January 11, 2007, the Registrant entered into a Shares For Debt Agreement dated January 11, 2007 (the “Shares For Debt Agreement”) with Richardson & Patel LLP (“R&P”), the Registrant’s legal counsel, pursuant to which the Registrant agreed to issue and R&P agreed to accept 645,846 restricted shares of the Registrant’s common stock (the “Shares”) as full and complete settlement of a portion of the total outstanding debt in the amount of $261,201.84 that the Registrant owed to R&P for legal services (the “Partial Debt”). On January 15, 2007, the Registrant and R&P agreed to amend and restate the Shares for Debt Agreement (the “Amended and Restated Shares for Debt Agreement”) to increase the number of Shares to be issued in settlement of such Partial Debt to 656,103 restricted shares of the Registrant’s common stock. The Amended and Restated Shares for Debt Agreement, and the terms thereof were duly approved and ratified by the board of directors of the Registrant.

As reported in the Registrant’s current report on Form 8-K filed on January 11, 2007, the Registrant entered into a Registration Rights Agreement dated January 11, 2007 (the “Registration Rights Agreement”) with R&P and various other stockholders of the Registrant (“Majority Stockholders”) granting registration rights to such stockholders. On January 15, 2007, the Registrant and the Majority Stockholders agreed to amend and restate the Registration Rights Agreement to provide registration rights to the Majority Stockholders for up to 767,103 shares of common stock of the Registrant held or to be acquired by them. The Amended and Restated Registration Rights Agreement, and the terms thereof were duly approved and ratified by the board of directors of the Registrant.

Certain stockholders of the Registrant who are parties to the Amended and Restated Registration Rights Agreement, except for A&E Capital Partners LLC, Corporate Capital Partners, and Mr. Troy Rillo, are employed by R&P. Other than as disclosed herein, there are no material relationships between the Registrant or its affiliates and any of the parties of the foregoing agreements.

The foregoing descriptions of the Amended and Restated Shares for Debt Agreement and the Amended and Restated Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Amended and Restated Shares For Debt Agreement dated January 15, 2007, which amends and restates the Shares for Debt Agreement dated January 11, 2007, the Registrant agreed to issue 656,103 restricted shares of the Registrant’s Common Stock to R&P as full and complete settlement of the Partial Debt. The offer and sale of all securities pursuant to the foregoing transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Rule 506 insofar as: (1) R&P was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Registrant in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b) after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) the offer and sale was not effected through any general solicitation or general advertising within the meaning of Rule 502(c).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document

10.1	Amended and Restated Shares For Debt Agreement, dated January 15, 2007.

10.2	Amended and Restated Registration Rights Agreement, dated January 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	STRATIVATION, INC.

By:	/s/ Silas Phillips
Silas Phillips
Chief Executive Officer